Exhibit 4.67

SECOND AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 30, 2009 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Canadian Agent are parties to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrowers have requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Borrowers, the Required Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

(a) Deleting the second sentence of the definition of “Material Contract” and substituting in lieu thereof the following: “Notwithstanding anything to the contrary contained in this Agreement, the term “Material Contract” shall include, for all purposes, each of the following: (i) the Term Loan Documents (and any refinancings, renewals or extensions thereof), (ii) the Brinkhaus Subordinated Debt Documents, (iii) the Quebec Subordinated Debt Documents, (iv) the Rhode Island Debt Documents, (v) the Rolex Documents, (vi) the Montrovest Debt Documents and (vii) any Additional Subordinated Debt Documents.”

(b) Restating the definition of “Subordinated Debt” in its entirety as follows:

“Subordinated Debt - collectively, the Brinkhaus Subordinated Debt, the Management Debt, the Quebec Subordinated Debt, the Rhode Island Debt, the Montrovest Debt and any Additional Subordinated Debt.”

(c) Deleting the word “and” immediately prior to the reference to “the Rolex Subordination Agreement” in the definition of “Subordination Agreements” and substituting in lieu thereof a comma (“,”) and adding the following text immediately after the reference to “Rolex Subordination Agreement”: “and any other subordination agreement entered into by or among any Loan Party, any subordinated creditor and the Agents in form, scope and substance satisfactory to the Agents.”

(d) Adding the following definitions to such Section in the correct alphabetical order:

“Additional Subordinated Debt - such secured Debt incurred by any Loan Party pursuant to Section 10.2.1(l) that is expressly subordinated to the Full Payment of the Obligations on terms and conditions and pursuant to a Subordination Agreement in form, scope and substance satisfactory to the Agents.”

“Additional Subordinated Debt Documents - all documents, instruments and agreements executed in connection with any Additional Subordinated Debt, any such documents, instruments and agreements being in form, scope and substance satisfactory to the Agents.”

“Montrovest Debt - all Debt owing to Montrovest B.V. under the Montrovest Debt Documents and permitted pursuant to Sections 10.2.1(j) and (l).”

“Montrovest Debt Documents - collectively, that certain Cash Advance Agreement dated as of February 10, 2009, by and between the Canadian Borrower and Montrovest B.V, and any other loan agreement entered into by and between the Canadian Borrower and Montrovest B.V., provided that any such other loan agreement shall be subject to a Subordination Agreement in form, scope and substance satisfactory to the Agents.”

§2. Amendment to Section 10.2.1 of the Credit Agreement. Section 10.2.1 of the Credit Agreement is hereby amended by:

(a) Deleting the reference to “$5,000,000” in the proviso of paragraph (j) and substituting, in lieu thereof, “$10,000,000”.

(b) Deleting the word “and” at the end of paragraph (j).

(c) Deleting the period (“.”) at the end of paragraph (k) and substituting, in lieu there of, the following text: “; and”.

(d) Adding the following new paragraph (l) in the correct alphabetical order of such Section: “(l) such other Additional Subordinated Debt of the Loan Parties; provided that the aggregate principal amount of such Additional Subordinated Debt of the Loan Parties shall not exceed the Dollar Equivalent of $10,000,000 at any one time.”.

§3. Amendment to Section 10.2.2 of the Credit Agreement. Section 10.2.2 of the Credit Agreement is hereby amended by:

(a) Deleting the word “and” at the end of paragraph (o).

(b) Deleting the period (“.”) at the end of paragraph (p) and substituting, in lieu there of, the following text: “; and”.

(c) Adding the following new paragraph (q) in the correct alphabetical order of such Section: “(q) Liens securing any Additional Subordinated Debt permitted under Section 10.2.1(l), provided that such Liens shall, at all times, be subordinate and junior in priority to the Liens securing the Obligations pursuant to a Subordination Agreement in form, scope and substance satisfactory to the Agents.”.

§4. Amendment to Section 10.2.10 of the Credit Agreement. Section 10.2.10 of the Credit Agreement is hereby amended by deleting clause (b) therein in its entirety and replacing it with the following: “(b) the Term Loan Debt, the Brinkhaus Subordinated Debt, the Quebec Subordinated Debt or the Rhode Island Debt, in each case prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date, or the Montrovest Debt prior to its due date under the Montrovest Debt Documents as in effect on the date of entry thereof (in each case, or as amended thereafter in accordance with Section 10.2.11), unless otherwise permitted pursuant to Section 10.2.12.”

§5. Amendment to Section 10.2.11 of the Credit Agreement. Section 10.2.11 of the Credit Agreement is hereby amended by

(a) Amending the heading of such Section 10.2.11 by adding the phrase “Montrovest Debt Documents, Additional Subordinated Debt Documents,” immediately prior to the reference to “and Organizational Documents” at the end thereof; and

(b) (i) deleting the word “or” immediately prior to the reference to “the Rhode Island Debt Documents” in clause (a) and substituting in lieu thereof a comma (“,”); (ii) adding the following text immediately after the reference to “the Rhode Island Debt Documents” in clause (a): “, the Montrovest Debt Documents or any Additional Subordinated Debt Documents”; and (iii) adding the text “, the Montrovest Debt Documents, any Additional Subordinated Debt Documents” immediately following the reference to “the Rhode Island Debt Documents” in the last sentence thereto.

§6. Amendment to Section 10.2.12 of the Credit Agreement. Section 10.2.12 of the Credit Agreement is hereby amended by

(a) Deleting the text of paragraph (a) of such Section in its entirety and replacing it with the following text: “(a) Make any payments in respect of the Brinkhaus Subordinated Debt other than regularly scheduled payments of principal and, to the extent expressly provided in this paragraph (a), accrued and unpaid interest, so long as (i) no Default or Event of Default then exists or would (after taking into consideration the payment to be made) result therefrom, and (ii) (A) no more than fifteen (15) days and no less than five (5) days prior to any proposed payment, the Agents shall have received written notice from the Subordinating Party (as defined in the Brinkhaus Subordination Agreement) setting forth the amount and date of such scheduled principal payment and the amount of any proposed interest payment to be made in connection therewith, and the Agents shall not have notified the Subordinating Party in writing at any time prior to the making of such payment that the payment is not permitted under this Agreement, (B) either (1) no more than five (5) days and no less than three (3) days prior to any proposed payment, the Agents shall have received evidence satisfactory to the Agents that the Aggregate Excess Availability (calculated on a pro forma basis after taking into consideration the payment to be made) shall be not less than $12,000,000 or (2) solely for the 2010 Fiscal Year, no more than 30 days prior to any scheduled payment (or such other date to which the Agents, in their sole and absolute discretion, consent in writing) the Borrowers shall have received cash proceeds from the issuance of additional unsecured Debt pursuant to Section 10.2.1(j), Additional Subordinated Debt pursuant to Section 10.2.1(l) or Capital Stock of the Canadian Borrower, provided that (i) the Borrowers shall have received, and delivered evidence reasonably satisfactory to the Agents thereof, net cash proceeds from the issuance of any such additional Debt and/or the Capital Stock of the Canadian Borrower in an amount not less than the Dollar Equivalent of $3,000,000 and (ii) any such net cash proceeds exceeding the amount of the scheduled principal payment and proposed interest payment shall be applied to the Obligations in accordance with the terms of Section 2.1(b) of the Intercreditor Agreement as if such amounts were proceeds of the Collateral and received prior to any of the events listed in clauses (a) through (f) of Section 2.1(a) of the Intercreditor Agreement, and (C) if such scheduled principal payment and proposed interest payment is permitted as provided in this paragraph (a), such scheduled principal payment and proposed interest payment shall be made no later than April 30th of such Fiscal Year (unless otherwise consented to in writing by the Agents in their sole and absolute discretion), provided that solely for the 2010 Fiscal Year, any such scheduled principal payment and proposed interest payment may be made no later than October 31, 2009, and provided, further that in the event such scheduled principal payment and proposed interest payment is permitted as hereinabove provided, the Borrowers may only pay accrued and unpaid interest in accordance with the Brinkhaus Subordinated Debt Documents in an amount not to exceed the Dollar Equivalent of $150,000 in any Fiscal Year. No prepayment of principal of, or (except as otherwise expressly provided in the immediately preceding sentence) payments of interest on, the Brinkhaus Subordinated Debt may be made without the prior written consent of the Agents in their sole discretion.”

(b) Adding the following new paragraph (f) in the correct alphabetical order of such Section: “(f) Make any payments in respect of the Montrovest Debt other than regularly scheduled payments of interest in respect of the Montrovest Debt so long as no Default or Event of Default then exists or would (after taking into consideration the payment to be made) result therefrom. No prepayment of, or payments of principal on, the Montrovest Debt may be made without the prior written consent of the Agents in their sole discretion.”

§7. Amendment to Section 11.1 of the Credit Agreement. Section 11.1 of the Credit Agreement is hereby amended by (i) deleting the word “or” immediately prior to the reference to “the Rolex Documents” in subpart (A) of clause (i) of paragraph (n) and substituting in lieu thereof a comma (“,”); (ii) adding the following text immediately after the reference to “the Rolex Documents” in subpart (A) of clause (i) of paragraph (n): “, the Montrovest Debt Documents or the Additional Subordinated Debt Documents”; (iii) deleting the word “or” immediately prior to the reference to “the Rolex Documents” in subpart (B) of clause (i) of paragraph (n) and substituting in lieu thereof a comma (“,”); and (iv) adding the following text immediately after the reference to “the Rolex Documents” in subpart (B) of clause (i) of paragraph (n): “, the Montrovest Debt Documents or the Additional Subordinated Debt Documents”.

§8. Amendment to Schedule 9.1.19 to the Credit Agreement. Schedule 9.1.19 to the Credit Agreement is hereby amended by deleting such Schedule 9.1.19 in its entirety and substituting in lieu thereof Schedule 9.1.19 attached hereto as Exhibit A.

§9. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§10. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions which must occur on or prior to April 30, 2009 (the “Effective Date”), in each case in a manner satisfactory in form and substance to the Administrative Agent and the Required Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Required Lenders and shall be in full force and effect.

(b) The Administrative Agent shall have received a duly executed First Amendment to Term Loan and Security Agreement, in form, scope and substance reasonably acceptable to the Administrative Agent.

(c) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, and the Canadian Agent’s counsel, Ogilvy Renault LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(d) The Administrative Agent and the Canadian Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent or the Canadian Agent may reasonably request in order to effectuate the transactions contemplated hereby.

§11. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender to the any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§12. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK., INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP and CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance and Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP and CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance and Treasurer

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP & CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance & Treasurer

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twoney
Title:	Senior Vice President

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant VP

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniaiski
Name:	Larry Allan Swiniaiski
Title:	Vice President, BMO Chicago Branch

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Katherine Kilbourne
Name:	Katherine Kilbourne
Title:	Chief Financial Officer, EVP

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF MONTREAL

By:	/s/ Michael R. Kenney
Name:	Michael R. Kenney
Title:	Managing Director

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	Vice President

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant VP

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniarski
Name:	Larry Allan Swiniarski
Title:	Vice President, BMO Chicago Branch

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement

RATIFICATION OF GUARANTY

Without limiting the provisions of the foregoing Amendment and any agreement of any Guarantor made therein, each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement; (c) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions of Section 9 and Section 11 thereof; and (d) acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof.

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP & CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance & Treasurer

Signature Page to Second Amendment to Amended and Restated

Revolving Credit and Security Agreement